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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-90854 and 333-36597, 333-63706 and 333-90480 of ARIAD Pharmaceuticals, Inc.
on Form S-8 and Registration Statement Nos. 33-85166, 333-51687, 333-63708 and 333-76486 of ARIAD Pharmaceuticals, Inc. on Form S-3 of our report dated March 13, 2003, appearing in this Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 13, 2003


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